Exhibit 10.3

FOURTH AMENDMENT TO THE PROMISE AGREEMENT OF PURCHASE AND SALE AND OTHER PACTS, entered by and between:

PETROBRAS DISTRIBUIDORA S.A., with principal place of business at Rua General Canabarro, n.º 500, térreo, 6º e 11º (partes), 12º ao 16º andares, in the city of Rio de Janeiro, with Taxpayer Identification Number CNPJ 4.274.233/0001-02, represented herein under its Articles of Incorporation, by its Executive Manager of Aviaiton Products, Mr. Francelino da Silva Paes and by its Airline Company Marketing Manager, Mr. Cláudio Dissenha Portes, hereinafter referred to as “BR”, and on the other side:

VRG LINHAS AÉREAS S.A., Brazilian Corporation, with Taxpayer Identification Number CNPJ/MF 07.575.651/0004-00, with offices located at Praça Comandante Lineu Gomes, s/n, Portaria 3, Prédio 15, Piso Superior, Aeroporto, São Paulo, SP, CEP 04626-020, represented herein by its legal representatives, hereinafter referred to as “BUYER-PROMISSOR”, have mutually agreed with the Amendment, which shall be governed according to the following terms and conditions:

Whereas BR  and the BUYER-PROMISSOR  on April 12, 2007 entered into by and between a Promise Agreement of Purchase and Sale and Other Covenants for the supply, by BR, of aviation kerosene - JET A-1, during the term of 39 (thirty-nine) months, from 4/11/2007 to 7/10/2010;

Whereas on 4/7/2009 the Parties entered the First Amendment to Agreement amended herein, modifying its validity term to 7/1/2011;

Whereas on 1/19/2011, with retroactive effect to 10/21/2010, the Parties executed the Second Amendment to the Agreement amended herein, modifying its validity term to 7/31/2014 and the clause regulating the part referred to as “Fixed Differential”, which composes the final price of the aviation kerosene - JET A-1 supplied by BR;

Whereas on 12/8/2011 the Parts executed the Third Amendment, extending the term of the Contract up to 12/31/2014 and, also, modifying item 2.4.2.1 of the Second Amendment to the Agreement.

The Parties decide to celebrate this AMENDMENT, which shall be governed by the clauses and conditions below:

CLAUSE ONE

1.1  The purpose of this amendment is to add Clause Seventeen to the Agreement, with the following language:

CLAUSE SEVENTEEN - SPECIAL PRICE

17.1 The establishment of a “fixed price” is optional, and shall consider for the price establishment the market conditions for the period in which it shall be applied, in accordance with the process described in item 17.5 and subitens. The application period is of free choice of the BUYER-PROMISSOR, being of, at least, [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] and in the maximum [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. If the BUYER-PROMISSOR wants to qualify itself for this price option, it shall request BR evaluation rounds, on any business day prior to the last business day of the month (n-2).

17.2 For BUYER-PROMISSOR   evaluation of the feasibility to opt for the special price in item 17.1, of “fixed price”, to be applied to the supply points of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], the procedures below shall be observed in the evaluation rounds. Other airports may be included, provided that there are logistics and management conditions for this price modality.

17.3 In the request of fixed price offers the BUYER-PROMISSOR   shall opt to receive the fixed price offer which shall be in force in the month (n) in [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] or [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], with all taxes included.

17.4 In case of option for [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], the conversion of the value to Reais per liter shall be made through the average sales quotation of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] in the period between days 19th (nineteenth) and 23 (twenty-third) of the month (n-1), as disclosed by Banco Central do Brasil.

17.5 Pricing Process:

 17.5.1 - Day D: BUYER-PROMISSOR requests BR, in writing, the following parameters, monthly volume and the interest period, per supply point.

 17.5.2 - Day D+1: Until 12:00 a.m.– Brasília local time – of the business day subsequent to the day indicated in item 17.5.1, BR shall inform in writing, the following parameters: monthly price and volume which may be sold for the “fixed price”, in the period requested, per supply point, and the  BUYER-PROMISSOR  shall confirm, in writting, up to 2:00 p.m. – Brasília local time – of this very day, its contract intention per suplpy point, under special prices; and

 17.5.3 - Day D+2: BR shall confirm, in writing, until 12:00 a.m. - Brasilia local time of the business day next to the day indicated in item 17.5.2, the monthly volume effectively accepted with the special price per supply point, in the period requested.

17.6 - In case of more than one round, where such pricing is effectively accepted by the BUYER-PROMISSOR, the fixed price in force in the period of application agreed shall be calculated by the weighed average of the monthly prices and volumes closed in the n-rounds, as the formula below, with rounding to 4 (four) decimal places:

 Weighed Average Fixed price = [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

 Where:

                                   [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

17.7 - The monthly volume effectively accepted by the BUYER-PROMISSOR with special price “fixed price” must be removed with priority and completely, in the contracted month, at each supply point. In case the volume contracted, by exclusive responsibility of the BUYER-PROMISSOR, fails to be removed in the contracted month, it shall repay the BR for the cost of the product storage, which shall be of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. The balance of the volume not removed shall be placed to the following month, prioritizing the removal of the volume at “fixed price” of the month in question, if any.

17.8 - If BUYER-PROMISSOR   does not opt for the special price of this clause, CLAUSE TWO of the contract shall be applied.

CLAUSE THREE - GENERAL PROVISIONS

3.1 The Parties  expressly ratify all clauses and conditions of the Agreement and later amendments, that had not been modified by this Instrument.

And, in witness whereof, the parties have executed this instrument in three (3) counterparts of identical content and form, in the presence of the witnesses below.

Rio de Janeiro,   2012.

PETROBRAS DISTRIBUIDORA S/A	PETROBRAS DISTRIBUIDORA S/A
Francelino da Silva Paes	Cláudio Dissenha Portes

VRG LINHAS AEREAS S.A.	VRG LINHAS AEREAS S.A.

WITNESS:	WITNESS: